UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     August 31, 2006

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Brown-Forman Corporation issued a press release today, August 31, 2006 reporting results of its operations for the fiscal quarter ended July 31, 2006. A copy of this Brown-Forman Corporation press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated August 31, 2006



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   August 31, 2006                    By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and
                                                Assistant Corporate Secretary



Exhibit Index
99.1 Press Release, dated August 31, 2006, issued by Brown-Forman Corporation, reporting results of operations for the fiscal quarter ended July 31, 2006.

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN REPORTS STRONG EARNINGS FOR THE FIRST QUARTER

Louisville, KY, August 31, 2006 - Brown-Forman Corporation reported diluted earnings per share from continuing operations for its first quarter ended July 31, 2006 of $0.76, up 6% from the $0.71 earned in the same prior year period.(1) Prior year earnings benefited from a $0.07 per share gain related to the termination of distribution rights to third party agency brands. Excluding this gain and a $0.05 per share quarter-over-quarter benefit of foreign exchange, earnings per share grew 11%. Volume growth and margin improvement for the company's premium global portfolio, led by Jack Daniel's Tennessee Whiskey, drove results in the period. Nearly every brand in the company's portfolio recorded gross profit gains in the quarter, also contributing to earnings improvement.

Revenues and gross profit increased by 17% and 16%, respectively, in the quarter. Comparisons to the prior year were affected by the previously mentioned foreign exchange benefit and changes in the company's distribution arrangements in Australia and Germany, the most significant of which resulted in the company now being responsible for the collection and remittance of excise taxes in these markets. These changes had the effect of boosting revenue by $33 million, or 6%, while lowering the gross margin by approximately 2.2 percentage points. The company's gross margin on a stripped net sales basis (gross profit as a percentage of net sales excluding excise tax) was 68.7%, up approximately 1.3 percentage points. Management believes this measure provides a more meaningful metric given the structural changes in distribution that have occurred.

--------
(1) All financial and statistical information included in this press release reflects continuing operations of the Company's businesses for all periods presented unless otherwise indicated.

Advertising expenses in the quarter were up $9 million, or 12%, as a result of additional investments behind the company's premium global brands. SG&A expenses increased approximately $21 million, or 19%, compared to the same prior year period due in part to incremental costs associated with changes in the company's distribution arrangements in Australia and Germany, which were accompanied by corresponding increases in gross profit. Additionally, expenses associated with the reorganization and consolidation of the company's wine and spirits sales and marketing organizations contributed to the increase in SG&A spending in the quarter.

Operating income increased $7 million, up 5% over the prior year period, as gross profit growth more than offset higher SG&A and brand investments. As noted above, the prior year's first quarter included $14 million of income from consideration received for the termination of the company's distribution rights to third party agency brands, which negatively affected quarter-over-quarter comparisons. Excluding the impact of this item and the current year foreign exchange benefit of nearly $10 million, operating income grew approximately 10%.

Jack Daniel's global depletions(2) grew at a mid-single digit rate in the quarter. Outside of the U.S., volumes were up at a double-digit rate, led by strong growth in Continental Europe and Asia. In the U.S., the brand's volume growth moderated, increasing at a low-single digit rate for the quarter. Global volumes for Southern Comfort grew 5% in the quarter, as double-digit gains in the U.S. more than offset declines internationally. Finlandia volumes remained solid, fueled by double-digit rate gains in Poland, the brand's largest market, and a high-single digit growth rate in the U.S.

--------
(2) Depletions are shipments from wholesale distributors to retail customers, and are commonly regarded in the industry as an approximate measure of consumer demand.

Full-Year Outlook

The company's full-year earnings outlook remains unchanged at $3.10 to $3.30 per share, representing growth of 7% to 14% over comparable prior year earnings. Despite the favorable impact of foreign exchange, the company has not changed its outlook for the remainder of this fiscal year given the uncertainty surrounding the domestic economic environment, slightly moderating U.S. growth trends for Jack Daniel's, and the impact of lower volumes and higher costs for the company's mid-priced wine brands.

This outlook excludes the recently announced agreement to acquire Casa Herradura. As previously communicated, we project the pending acquisition to be dilutive to our earnings through fiscal 2009. In fiscal 2007 we estimate the transaction will dilute earnings in the range of $0.08 to $0.12 per share.

Brown-Forman will host a conference call to discuss first quarter results at 9:30 a.m. (EDT) today. Please note the new time for the conference call is 9:30 a.m., not 10:00 a.m.

All interested parties in the U.S. are invited to join the conference by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410 and ask for the Brown-Forman call. No password is required. The company suggests that the participants dial in approximately ten minutes in advance of the 9:30 a.m. start of the conference call.

A live audio broadcast of the conference call will also be available via Brown-Forman's Internet Web site, www.brown-forman.com, and then click on the link to "Investor Information."

For those unable to participate in the live call, a digital replay will be available by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 3602847. A digital audio recording of the conference call will also be available on the web page approximately one hour after the conclusion of the conference call. The replays will be available for at least 30 days.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, and Hartmann Luggage.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:
This report contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - changes in general economic conditions, particularly in the United States where we earn a significant portion of our profits;
 - lower consumer confidence or purchasing in the wake of catastrophic events;
 - tax increases, whether at the federal or state level or in major international markets and/or tariff barriers or other restrictions affecting beverage alcohol;
 - limitations and restrictions on distribution of products and alcohol marketing, including advertising and promotion, as a result of stricter governmental policies adopted either in the United States or globally;
 - adverse developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our industry conspired to promote the consumption of alcohol by those under the legal drinking age;
 - a strengthening U.S. dollar against foreign currencies, especially the British Pound, Euro, and Australian Dollar;
 - reduced bar, restaurant, hotel and travel business, including travel retail, in the wake of terrorist attacks;
 - lower consumer confidence or purchasing associated with rising energy prices;
 - longer-term, a change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;
 - changes in distribution arrangements in major markets that limit our ability to market or sell our products;
 - increases in the price of energy or raw materials, including grapes, grain, wood, glass, and plastic;
 - excess wine inventories or a world-wide oversupply of grapes;
 - termination of our rights to distribute and market agency brands included in our portfolio;
 - adverse developments as a result of state investigations of beverage alcohol industry trade practices of suppliers, distributors and retailers.

                            Brown-Forman Corporation
                      Consolidated Statements of Operations
                 (Dollars in millions, except per share amounts)

                                       Three Months Ended
                                            July 31,
                                      2005           2006         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                         $547.5         $639.7          17%
   Gross profit                       303.0          351.4          16%
   Advertising expenses                72.3           81.2          12%
   Selling, general, and
    administrative expenses           110.3          131.0          19%
   Other expense (income), net        (13.7)          (2.0)
      Operating income                134.1          141.2           5%
   Interest expense, net                2.6            1.2
      Income before income taxes      131.5          140.0           6%
   Income taxes                        44.0           46.2
      Net income                       87.5           93.8           7%

   Earnings per share:
      Basic                            0.72           0.76           7%
      Diluted                          0.71           0.76           6%


DISCONTINUED OPERATIONS
   Net loss                          $(74.7)        $ (0.1)

   Loss per share:
      Basic                           (0.62)            --
      Diluted                         (0.61)            --


TOTAL COMPANY
   Net income                         $12.8          $93.7

   Earnings per share:
      Basic                            0.10           0.76
      Diluted                          0.10           0.76


                                     (more)

                            Brown-Forman Corporation
                      Condensed Consolidated Balance Sheets
                              (Dollars in millions)

                                                 April 30,             July 31,
                                                   2006                  2006
                                                 --------              --------
Assets:
Cash and cash equivalents                        $  474.8              $  219.9
Short-term investments                              159.9                 186.3
Accounts receivable, net                            328.4                 331.2
Inventories                                         523.0                 546.6
Other current assets                                124.0                 102.5
                                                  -------               -------
     Total current assets                         1,610.1               1,386.5

Property, plant, and equipment, net                 428.5                 438.5
Trademarks and brand names                          324.9                 442.1
Goodwill                                            195.4                 324.3
Prepaid pension cost                                146.1                 143.1
Other assets                                         23.2                  22.1
                                                  -------               -------
     Total assets                                $2,728.2              $2,756.6
                                                  =======               =======

Liabilities:
Accounts payable and accrued expenses            $  292.9              $  249.1
Accrued income taxes                                 48.3                  79.1
Dividends payable                                     --                   34.4
Short-term borrowings                               225.0                 198.1
Other current liabilities                             2.9                   2.0
                                                  -------               -------
     Total current liabilities                      569.1                 562.7

Long-term debt                                      351.6                 353.6
Deferred income taxes                               132.8                 129.1
Accrued postretirement benefits                      77.9                  79.5
Other liabilities                                    33.7                  17.9
                                                  -------               -------
     Total liabilities                            1,165.1               1,142.8

Stockholders' equity                              1,563.1               1,613.8
                                                  -------               -------

Total liabilities and stockholders' equity       $2,728.2              $2,756.6
                                                  =======               =======

                                     (more)

                            Brown-Forman Corporation
                 Condensed Consolidated Statements of Cash Flows
                              (Dollars in millions)

                                                          Three Months Ended
                                                               July 31,
                                                        2005              2006
                                                       ------            ------
Cash flows from operating activities:
   Continuing operations                               $ 49.4            $ 75.8
   Discontinued operations                              (15.7)              0.8
                                                       -------           -------
         Cash provided by operating activities           33.7              76.6

Cash flows from investing activities:
   Acquisition of business                                 --            (250.1)
   Short-term investments                                  --             (26.4)
   Additions to property, plant, and equipment           (8.0)            (10.6)
   Other                                                 (1.1)             (0.9)
                                                       -------           -------
         Cash used for investing activities              (9.1)           (288.0)

Cash flows from financing activities:
   Net decrease in debt                                 (30.0)            (29.3)
   Dividends paid                                       (29.9)            (34.4)
   Other                                                  5.7              20.2
                                                       -------           -------
         Cash used for financing activities             (54.2)            (43.5)
                                                       -------           -------

Net decrease in cash and cash equivalents               (29.6)           (254.9)

Cash and cash equivalents, beginning of period          294.9             474.8
                                                       -------           -------
Cash and cash equivalents, end of period               $265.3            $219.9
                                                       =======           =======


                                     (more)

                            Brown-Forman Corporation
                           Continuing Operations Only
                            Supplemental Information
                 (Dollars in millions, except per share amounts)


                                                        Three Months Ended
                                                             July 31,
                                                    2005                  2006
                                                   ------                ------

Depreciation and amortization                       $10.8                 $10.2

Excise taxes                                        $97.7                $128.4

Effective tax rate                                  33.4%                 33.0%

Cash dividends paid per common share               $0.245                $0.280

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        121,945               122,613
   - Diluted                                      123,161               124,066


These figures have been prepared in accordance with the company's customary accounting practices.